99.9 Effect of changes on Income Statement for full year 2010 (000's, except for per share amounts).

	As reported			Year ended
	Year ended	Reclassify Primaloft		December 31, 2010
	December 31,	to discontinued	Other	reported in
	2010	operations	reclassifications	2012 format

Net sales	$765,769	($22,882)		$742,887
Cost of goods sold	471,006	(10,092)		460,914

Gross profit	294,763	(12,790)	-	281,973
Selling, general, and administrative expenses	165,528	(5,402)		160,126
Technical, product engineering, and research expenses	54,203	(812)		53,391
Restructuring and other, net	3,747	-		3,747

Operating income	71,285	(6,576)	0	64,709
Interest expense, net	17,240	-		17,240
Other (income)/expense, net	(884)	-	(92)	(976)

Income before income taxes	54,929	(6,576)	92	48,445
Income tax expense/(benefit)	23,545	(2,523)		21,022

Income from continuing operations before earnings of associated companies	31,384	(4,053)	92	27,423
Equity in (earnings)/losses from associated companies	(92)	-	92	-

Income from continuing operations	31,476	(4,053)	-	27,423

Income from operations of discontinued business	9,497	6,576		16,073
Gain on sale of discontinued business	-	-		-
Income tax expense on discontinued operations	3,337	2,523		5,860
Income from discontinued operations	6,160	4,053		10,213
Net income	$37,636	$ -	$ -	$37,636

Earnings per share - Basic
(Loss)/income from continuing operations	$1.01			$0.88
Discontinued operations	0.20			0.33
Net (loss)/income	$1.21			$1.21

Earnings per share - Diluted
(Loss)/income from continuing operations	$1.01			$0.88
Discontinued operations	0.20			$0.33
Net (loss)/income	$1.21			$1.21

Shares used in computing earnings per share:
Basic	31,072			31,072
Diluted	31,209			31,209